UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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LSC COMMUNICATIONS, INC.
(Name of Registrant as Specified in Its Charter)

SENTENTIA CAPITAL MANAGEMENT, LLC SENTENTIA GROUP, LP MICHAEL R. ZAPATA TIMOTHY E. BROG ANDREW P. HINES JO-ANN LONGWORTH DAVID J. PATERSON ALEXANDRE ZYNGIER
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Sententia Capital Management, LLC, together with the other participants named herein (collectively, “Sententia”), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of stockholders of LSC Communications, Inc., a Delaware corporation (the “Company”).

Item 1: On March 9, 2020, Sententia issued the following press release:

Sententia Capital Delivers Letter to LSC Communications’ Board of Directors

Calls on Board to put LKSD stockholders’ interest first; May seek to call a Special Meeting to replace directors

New York, NY, March 9, 2020 /PRNewswire/ -- Sententia Capital Management, LLC and its affiliates (collectively, “SENTENTIA”) announced that it has delivered a letter to the LSC Communications Board of Directors (“LSC Board”).

The LSC Board lacks relevant turnaround, restructuring and mergers and acquisitions experience that is required to best serve shareholders rights. Sententia believes LSC’s Board is responsible for the current state of LSC Communications and the Board may seek to expedite bankruptcy filings to preserve management’s positions. Sententia is calling on the Board to engage with Sententia immediately for the benefit of all shareholders.

Sententia has nominated six directors and are committed to working for the benefit of shareholders and the Company, not simply management and the LSC Board.

Please click the following link to access the full letter:

Sententia Letter to the LKSD Board

ABOUT SENTENTIA CAPITAL: Sententia is a value investing based capital management firm that runs a concentrated, deep value portfolio.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Sententia Capital Management, LLC, together with the other participants named herein (collectively, “Sententia”), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of stockholders of LSC Communications, Inc., a Delaware corporation (“LKSD” or the “Company”).

SENTENTIA STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are anticipated to be Sententia Group, LP, a Delaware limited partnership (“Sententia Group”), Sententia Capital Management, LLC, a Delaware limited liability company (“Sententia Capital”), Michael R. Zapata, Timothy E. Brog, Andrew P. Hines, Jo-Ann Longworth, David J. Paterson and Alexandre Zyngier.

As of the date of this press release, Sententia Group directly beneficially owns 869,687 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). Sententia Capital, as the General Partner of Sententia Group, may be deemed to beneficially own the 869,687 shares of Common Stock owned by Sententia Group. Mr. Zapata, as the Managing Member of Sententia Capital, may be deemed to beneficially own the 869,687 shares of Common Stock owned by Sententia Group. As of the date hereof, none of Timothy E. Brog, Andrew P. Hines, Jo-Ann Longworth, David J. Paterson or Alexandre Zyngier own beneficially any securities of the Company.

Investor contact:

Investor Relations

212.851.3488

investorrelations@sententiacapital.com

Source:

Sententia Capital Management, LLC

Item 2: On March 9, 2020, Sententia delivered the following letter to the Board of Directors of the Company:

Sententia Capital Management, LLC

102 W. 87th Street, #1s

New York, New York 10024

March 9, 2020

LSC Communications, Inc.

191 N. Wacker Drive, Suite 1400

Chicago, Illinois 60606

Thomas “Tom” Quinlan

Judith Hamilton

M. Shân Atkins

Margaret Breya

Francis Jules

Thomas O’Toole

Douglas Stotlar

Shivan Subramaniam

To the Board of Directors of LSC Communications, Inc.:

I am writing to you on behalf of Sententia Capital Management, LLC (together with its affiliates, “Sententia”, “us”, “our” or “we”), which together with its affiliates beneficially owns 869,687 shares of common stock of LSC Communications, Inc. (“LKSD” or the “Company”), representing approximately 2.6% of the shares outstanding.

As you are aware, on February 21, 2020, we delivered to the Company a letter serving as notice of our nomination of six candidates (the “Nominees”) for election to LKSD’s Board of Directors (the “Board”) at its 2020 annual meeting of stockholders (the “2020 Annual Meeting”). Although we submitted the nomination letter privately in an attempt to work constructively with the Board, the Company unilaterally decided to publicly announce our nomination in a press release issued on February 23, 2020.

Since the Company’s public announcement of our nomination, other LKSD stockholders have contacted us to express their concerns with LKSD’s leadership and to indicate their support for change to the composition of the Board. Yet, based on the Company’s recent actions, including its adoption of a stockholder rights plan (aka “poison pill”) and its announcement that the Company would postpone the 2020 Annual Meeting, the Board appears intent on frustrating the will of stockholders by entrenching the existing Board and management rather than genuinely engaging with stockholders on the actions needed to cease the destruction of stockholder value at LKSD. We are further concerned that the Board and management’s next step at the expense of stockholders will be to accelerate a bankruptcy filing.

We Call on the Board to Cease its Destruction of Stockholder Value

We strongly urge the Board to put the best interests of LKSD stockholders first and fulfill its fiduciary duties by (i) immediately eliminating the stockholder rights plan, (ii) committing to holding the 2020 Annual Meeting in May 2020, in line with the typical timeframe for companies with December 31 fiscal year-ends and (iii) ceasing actions that could expedite a bankruptcy filing. If the Board decides otherwise and continues down the pathway of entrenchment of the Board and management and destruction of stockholder value, we will be prepared to take all actions necessary to enforce our rights as stockholders to the fullest extent permissible under the Company’s organizational documents and the law, including by seeking to call a special meeting of the Company’s stockholders.

The Board Lacks Relevant Experience to Protect Stockholder Value at LKSD

Given the Board’s oversight and the continued degradation of the Company, we believe each director would be culpable should they insist on entrenchment in the face of potential bankruptcy.

The Board does not have the relevant restructuring, turnaround or M&A expertise. This lack of expertise makes the Board and management wholly dependent on external advisors. We believe this inexperience was also the root cause of management’s inability to execute its restructuring plan while pursuing a merger with Quad. Rather than taking proactive and appropriate restructuring steps during and immediately following the failed merger, the Company delayed these actions. Today, rather than a focus on executing, the Board continues to waste money and resources on distracting activities such as their shareholder right protection plan and delaying the annual meeting.

LKSD appears to be approaching a complete destruction of shareholder value. We believe it’s inappropriate and imprudent to allow the current Board, who has overseen a ~99.5% decline in LKSD’s stock price since October 2016, to remain in control of the Company during this crucial time. The have proven themselves incapable of delivering.

Our Nominees Are Committed to Working On Behalf of LKSD Stockholders

Sententia and its Nominees have the industry, turnaround, restructuring and M&A experience needed to protect stockholder value at LKSD and are committed to working with debt holders on behalf of stockholders, and not at the expense of stockholders. We urge the Board to act in the best interest of stockholders and provide our Nominees with an opportunity to serve.

If the Board Does Not Change Course, We Will Seek to Call a Special Meeting of LKSD Stockholders to Remove and Replace Members of the Existing Board

If the Board will not take the actions specified above and genuinely engage with us, we will commence taking steps to call a special meeting of LKSD stockholders to remove and replace members of the existing Board, including Chairman Thomas Quinlan. Given the Board’s recent entrenchment actions and what we have heard from other stockholders since our nomination, we expect our fellow LKSD stockholders will strongly support calling a special meeting to change the composition of the Board.

We hope that the Board will decide to work constructively with us to address the concerns of stockholders and implement the changes needed at LKSD for the benefit of all stockholders.

Respectfully,

/s/ Michael R. Zapata

Michael R. Zapata
Founder, Sententia Capital Management, LLC

212.851.3488

ABOUT SENTENTIA

Sententia Capital Management, LLC is a value-investing based capital management firm that runs a concentrated, deep value portfolio.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Sententia Capital Management, LLC, together with the other participants named herein (collectively, “Sententia”), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of stockholders of LSC Communications, Inc., a Delaware corporation (“LKSD” or the “Company”).

SENTENTIA STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are anticipated to be Sententia Group, LP, a Delaware limited partnership (“Sententia Group”), Sententia Capital Management, LLC, a Delaware limited liability company (“Sententia Capital”), Michael R. Zapata, Timothy E. Brog, Andrew P. Hines, Jo-Ann Longworth, David J. Paterson and Alexandre Zyngier.

As of the date of this press release, Sententia Group directly beneficially owns 869,687 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). Sententia Capital, as the General Partner of Sententia Group, may be deemed to beneficially own the 869,687 shares of Common Stock owned by Sententia Group. Mr. Zapata, as the Managing Member of Sententia Capital, may be deemed to beneficially own the 869,687 shares of Common Stock owned by Sententia Group. As of the date hereof, none of Timothy E. Brog, Andrew P. Hines, Jo-Ann Longworth, David J. Paterson or Alexandre Zyngier own beneficially any securities of the Company.